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                                                                    Exhibit 99.1

[LOGO]
GLOBAL
POWER
EQUIPMENT GROUP

                   Global Power Equipment Group to Present at
                Deutsche Bank's 2003 Basic Industries Conference

TULSA, Oklahoma, March 26, 2003 - Global Power Equipment Group Inc. (NYSE: GEG), a leading design, engineering and fabrication firm providing a broad array of equipment and services to diversified global companies engaged in the power and process industries, today announced that it will be making a presentation to the investment community at the Deutsche Bank 2003 Basic Industries Conference in New York City on Monday, March 31, at 9:00 a.m. EST. The presentation will address Global Power Equipment Group's business overview, financial results and current business initiatives. Interested investors may view the slides and listen to the presentation over the Internet by accessing the webcast at www.globalpower.com. The webcast of the presentation will be archived and available until April 11, 2003.

About Global Power Equipment Group

Oklahoma based Global Power Equipment Group Inc. (NYSE: GEG) is a leading designer, engineer and fabricator of a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 30 years of power generation industry experience. The Company's equipment is installed in power plants and in industrial operations in more than 40 countries on six continents and believes, in its product lines, it has one of the largest installed bases of equipment for power generation in the world. In addition, the Company provides its customers with value-added services including engineering, retrofit, maintenance and repair. Additional information about Global Power Equipment Group may be found at www.globalpower.com.

Company Contact:
----------------
Bob Zwerneman
Director of Investor Relations
(918) 274-2398

 Global Power Equipment Group, 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.
                   Phone: 1-918 488-0828 FAX: 1-918 488-8389